EXHIBIT 21


                           COMMERCIAL BANCSHARES, INC.

                                    State of                Percentage of
Subsidiary                        Incorporation           Securities owned
----------                        -------------           ----------------

The Commercial Savings Bank           Ohio             100% by the Corporation

Advantage Finance, Inc.               Ohio             100% by The Commercial
                                                            Savings Bank

Beck Title Agency, Ltd.               Ohio              49% by The Commercial
                                                            Savings Bank

Commercial Financial and              Ohio             100% by the Corporation
Insurance Agency, Ltd.


The principal office of both The Commercial Savings Bank and Commercial Financial and Insurance Agency, Ltd. is located in Upper Sandusky, Ohio, while the principal office of Advantage Finance, Inc. is in Marion, Ohio, and the principal office of Beck Title Agency, Ltd. is in Carey, Ohio.



                                       63